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                                                                     EXHIBIT 4.1

                                    HONEYWELL INC.

                        6 5/8% DEBENTURES DUE JUNE 15, 2028

                      OFFICERS' CERTIFICATE AND COMPANY ORDER


     Pursuant to the Indenture dated as of August 1, 1994 (the "Indenture"), between Honeywell Inc. (the "Company") and The Chase Manhattan Bank (as successor in interest to The Chase Manhattan Bank, N.A.), as Trustee (the "Trustee") and resolutions adopted by the Company's Board of Directors on April 15, 1997, this Officers' Certificate is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture.

     All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities and (ii) the forms of such series of Securities have been complied with.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     A.    ESTABLISHMENT OF SERIES PURSUANT TO SECTION 301 OF INDENTURE.

     There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

     (1) The Securities of such series shall bear the title 6 5/8% Debentures due June 15, 2028 (hereinafter referred to as the ("Debentures").

     (2) The aggregate principal amount of the Debentures to be issued pursuant to this Officers' Certificate and Company Order shall be limited to $250,000,000 (except for Debentures authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Debentures of such series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Debentures which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder).

     (3) Interest will be payable to the Person in whose name a Debenture (or any Predecessor Security) is registered at the close of business on the Regular Record Date (as defined below) next preceding each Interest Payment Date (as defined below); provided, however, that interest payable on the Maturity Date of the Debentures shall be payable to the Person to whom principal shall be payable.

     (4) The date on which the principal of the Debentures is due and payable shall be June 15, 2028.


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     (5)   The Debentures shall bear interest at the rate of 6 5/8% per annum
(based upon a 360-day year of twelve 30-day months), from and including June 15, 1998, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on June 15 and December 15 in each year, commencing December 15, 1998, until the principal thereof is paid or made available for payment. Each such June 15 or December 15 shall be an "Interest Payment Date" for the Debentures, and each June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date.

     (6) Principal of and interest on the Debentures will be payable, and, except as provided in Section 305 of the Indenture with respect to any Global Security (as defined below), the transfer of the Debentures will be registrable and Debentures will be exchangeable for Debentures bearing identical terms and provisions at the corporate trust office of The Chase Manhattan Bank (as successor in interest to The Chase Manhattan Bank, N.A.) (the "Paying Agent"), in the Borough of Manhattan, The City of New York.

     (7)   The Debentures shall not be subject to redemption.

     (8) The Company shall not be obligated to redeem or purchase any Debentures pursuant to any sinking fund or analogous provisions or at the option of any Holder.

     (9) Debentures may be issued only in fully registered form and the authorized denomination of the Debentures shall be $1,000 and any integral multiple of $1,000 in excess thereof.

     (10) The Debentures shall be denominated, and payments of principal of and interest on the Debentures will be made, in United States dollars.

     (11) The Debentures shall be subject to the events of default specified in Section 501, paragraphs (1) through (7), of the Indenture.

     (12) The portion of the principal amount of the Debentures which shall be payable upon declaration of acceleration of maturity thereof shall not be other than the principal amount thereof.

     (13) Each Debenture will be represented by a global security (a "Global Security") registered in the name of a nominee of the Depositary. The Depository Trust Company will act as Depositary. Except as provided in Section 305 of the Indenture, Debentures will not be issuable in definitive form and will not be exchangeable or transferable. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Debentures represented by such Global Security for all purposes under the Indenture and the Debentures.

     (14) The defeasance provisions set forth in Sections 403 and 1009 of the Indenture shall apply to the Debentures.


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     (15)  The Debentures shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto.

     B.    ESTABLISHMENT OF DEBENTURE FORM PURSUANT TO SECTION 201 OF
INDENTURE.

     It is hereby established pursuant to Section 201 of the Indenture that the Global Security representing the Debentures shall be substantially in the form attached as Exhibit A hereto.

     C. ORDER FOR THE AUTHENTICATION AND DELIVERY OF DEBT SECURITIES PURSUANT TO SECTION 303 OF THE INDENTURE. It is hereby ordered pursuant to
Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, a Debenture in the aggregate principal amount of $250,000,000 registered in the name of Cede & Co., which Debenture has been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Debentures to The Depository Trust Company on or before 9:30 a.m. on June 15, 1998.

     D.    OTHER MATTERS.

     Attached as Exhibit B hereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company at a meeting duly called and held on April 15, 1997, at which a quorum was present and acting throughout; such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions (together with this Officers' Certificate) are the only resolutions or other action adopted by the Company's Board of Directors or any committee thereof or by any Authorized Officers relating to the offering and sale of the Debentures.

     The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company and the authorizations adopted by the Committee of the Board of Directors. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of
(i) a series of Securities, (ii) the forms of such Securities and (iii) authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.


Dated:  June 10, 1998         HONEYWELL INC.


                                        /s/Betty A. Beaty
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                                        Betty A. Beaty
                                        Vice President and Treasurer


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                                        /s/Larry W. Stranghoener
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                                        Larry W. Stranghoener
                                        Vice President and Chief Financial
                                           Officer


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